UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 20, 2018 (December 14, 2018)

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code	(207) 773-8171

(Former name or former address if changes since last report)

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2018, the Board of Directors of WEX Inc. (the “Board” and “Company,” respectively) voted to elect Susan Sobbott as a Class III Director, to serve until the 2020 Annual Meeting of Stockholders. The Board appointed Ms. Sobbott to the Audit and Compensation Committees of the Board.

The Board has determined that Ms. Sobbott is an independent director under applicable NYSE requirements and the Company’s Corporate Governance Guidelines.

There is no arrangement or understanding between Ms. Sobbott and any other person pursuant to which she was selected to become a member of the Board. There are no related person transactions (as defined in Item 404(a) of Regulation S-K) between Ms. Sobbott and the Company or any subsidiary of the Company.

Ms. Sobbott will receive compensation for her service as a non-employee director as described in the Company’s Non-Employee Director Compensation Plan, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 10-Q filed with the SEC on November 8, 2017, and is incorporated herein by reference. As part of such compensation, Ms. Sobbott will be granted a number of restricted stock units (“RSUs”) worth the equivalent of $50,000 at the then current stock price on the date of the 2019 annual meeting of stockholders. Such RSUs will vest in full on the first anniversary of the date of grant. Ms. Sobbott will enter into the Company’s standard form of director indemnification agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 8, 2009, and is incorporated herein by reference.

Ms. Sobbott is 54 years old. Prior to her retirement in February 2018, Ms. Sobbott was an officer at the American Express Company, a multinational financial services company. At the American Express Company, Ms. Sobbott served from December 2015 to February 2018 as the President of Global Commercial Services, a multibillion-dollar global division of the American Express Company. From January 2014 to November 2015, she was President of Global Corporate Payments. From 2004 to January 2014, she was President and General Manager of American Express OPEN, a multibillion-dollar business unit within American Express Company serving small businesses. Ms. Sobbott also served as a member of the Business Operating Committee, a group of senior leaders at American Express Company working with the Chief Executive Officer to develop strategic direction. Ms. Sobbott sits on the board of directors of The Children’s Place, Inc., a publicly-traded children’s specialty apparel retailer. She is also on the board of directors of Red Ventures, a privately held digital marketing provider for many of the world’s biggest consumer brands. Ms. Sobbott received an MBA from The Darden School of Business, University of Virginia and a bachelor’s degree from Georgetown University.

A copy of the news release announcing the appointment of Ms. Sobbott as a director of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.

Date:	December 20, 2018	By:	/s/ Gregory A. Wiessner
Gregory A. Wiessner
Vice President, Corporate Securities Counsel